UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2014

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois    60062

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On December 17, 2014, the Registrant issued a press release announcing certain organizational changes including that Matthew E. Winter, current President Allstate Personal Lines of Allstate Insurance Company (“AIC”), has been elected President of the Registrant and AIC, effective January 5, 2015.  Thomas J. Wilson, the current Chairman of the Board, President and Chief Executive Officer of the Registrant and AIC, will remain Chairman of the Board and Chief Executive Officer of the Registrant and AIC.

As part of the organizational changes, Don Civgin, current President and Chief Executive Officer of Allstate Financial, was elected President, Emerging Businesses of AIC, effective January 5, 2015.

Mr. Winter, 57, has been President Allstate Personal Lines of AIC since December 2, 2013.  Prior thereto, he served the Registrant and AIC in various executive capacities during the previous five years.  Effective January 5, 2015, Mr. Winter will receive an annual base salary of $800,000 in his position as President of the Registrant and AIC.  In addition, Mr. Winter’s annual incentive target was increased to 225% of salary, and his target equity incentive opportunity was increased to 375% of salary.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99	Registrant’s press release dated December 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

	By:	/s/ Daniel G. Gordon
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: December 17, 2014